IMI Global
P.O. Box 1291
Platte City, MO  64079
816-858-4796


From:    John Saunders
To:      Jim Kelly, Superior Livestock
Date:    January 19, 2006
Re:      IMI Project and Services Agreement
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Superior Livestock and Integrated Management Information, Inc. d/b/a "IMI Global" have reached an agreement on the following terms and conditions:
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

Type            Description                                                            Cost
Audit           Superior Verified - USVerified Reseller Program                        $150/producer per year with
Reseller                                                                               less than 50 producers on an
Program         Annual Supplier Evaluation Program (USVerified) to include:            annual basis in the program.
                o        An audit of all information required to assess Producer's
                    ability to meet the USDA Source and Age verification               >50 = $145/producer
                    requirements prepared by or with the assistance of Superior rep    >200 = $140/producer
                    and submitted to IMI                                               >500 = $135/producer
                o        Evaluation of all calving season groups.



                If Approved Producer will receive:
                o        A certificate of approval to communicate the conforming
                    status
                    of cattle to potential buyers.
                o        Listing on a private approved supplier list at a unique
                    domain (ie www.superiorverified.com or www.usverified.com)
                o        Approved to sell "Source and Age" cattle to any QSA, PVP, EV
                    Approved feedlot or packer.
                    Program Complian Tags (PCT) allow cattle to move through
                    non-USDA QSA and/or PVP locations but maintain export eligibility


Program         Program Compliant Tag Distribution and Allocation (Optional)           Range $2.00 - $3.25/Set
Compliant Tags  o        Custom branded nested pair set (includes visual and
                         electronic component - see below)
                o        Can be customized for Superior

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SERVICE OPTIONS:
1.   QSA Training and Audits:

a.   Online Training
o    $150/year/person
o    Unlimited online access to training at www.usverified.com
o Monthly access to webinar provided by IMI and available to all potential users

b.   Central Training
o    $150/hour
o    The type of training and the hours involved will vary.
     a written estimate will be provided by IMI for approval by SUPERIOR prior to implementation of any training Plus travel expenses


ADDITIONAL CLAUSES:

1. Estimated costs are subject to time of production and accurate information provided by client.
2. All time required beyond the time designated, is billable at $150.00/hour.
3. SUPERIOR shall reimburse IMI Global for travel and associated costs that have been pre-approved by
      SUPERIOR.
4. This Agreement is between SUPERIOR and IMI Global. Any third party participants are required to sign
      IMI Global's Non Disclosure Agreement.
5. This Agreement may be terminated at any time prior to completion, upon thirty (30) days prior written notice to the other party in the event the other party shall fail to perform any of its obligations hereunder and shall fail to remedy such nonperformance after receiving written demand therefore. If early termination occurs, only fees and expenses previously incurred will be reimbursed to IMI and no further payments will be made by SUPERIOR.
6. In signing this contract SUPERIOR agrees it, and any of it's officers, members, and employees, will not re-distribute, re-market, or commercially replicate the documents and/or processes implemented by IMI Global without written consent from IMI Global.
7. This Agreement, including the Mutual Non Disclosure Agreement, represents the entire agreement between the parties on the subject matter hereof and supersedes all prior discussions, agreements and understandings of every kind and nature between them. No amendment, modification or other change of this Agreement will be effective unless in writing signed by both parties.
8. Force Marjeure - Neither party shall be in default hereunder by reason of any failure or delay in the performance of any obligation under this Agreement where such failure or delay arises out of any cause beyond the reasonable control of such party and without the fault or negligence of such party.
9. SUPERIOR"S representations and covenants shall survive the termination of this Agreement.


TERM:  One Year

RENEWAL: This agreement will be automatically renewed for successive one year terms unless a written notice of cancellation is received from SUPERIOR (or provided to SUPERIOR by IMI Global) prior to expiration of the then-current term. Pricing hereunder for such renewal term shall be at IMI Global's then-current published pricing.

PRICING / INVOICING:

     1. Training and Audit Fees will be invoiced as follows:
o        100% of the fees will be billed in the month in which they occur.

     2. All Invoices will be due upon receipt.

     3. There will be a delinquent interest charge on all past due balances over 30 days.


LIMITATION OF LIABILITY: IMI shall not be liable to SUPERIOR for any direct damages in excess of the amounts paid hereunder and neither party shall be liable to the other for any special, indirect, incidental, consequential or punitive damages arising out of or relating to this Agreement, whether the claim alleges tortious conduct or any other legal theory. SUPERIOR may not assign any rights or obligations under this Agreement without IMI Global's prior written consent.

LICENSE: IMI grants SUPERIOR a nonassignable, nonexclusive and limited, right and license to use the IMI USVerified.com quality management and verification program during the term of this Agreement. SUPERIOR has no right to distribute copy, modify or create derivatives of the USVerified program (s).

The undersigned, as duly authorized representative of SUPERIOR affirms that the undersigned, on behalf of the SUPERIOR, has read, fully understands and accepts the terms of this Agreement.



   Superior Name:  Jim Kelly
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   Jim Kelly:
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   Date:
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                   Integrated Management Information, Inc. d/b/a "IMI Global"
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   John Saunders:
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                                Date:
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